Exhibit 99.1
Richard Lewis Communications, Inc.
public relations • advertising • marketing
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. REPORTS 2007 FIRST QUARTER RESULTS
     New York, May 7, 2007 — NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the quarter ended March 31, 2007. Net earnings for the three months ending March 31, 2007 were $7.5 million, or $.82 per diluted share, compared with $7.7 million, or $.85 per diluted share, for the first quarter of 2006.
     Gross premiums written of $68.6 million and net premiums written of $53.0 million for the first quarter of 2007 increased by 9% and 39%, respectively, over the same period of 2006. Net premiums earned were up 7% for the first quarter of 2007 to $39.7 million. Net premiums written in 2007 reflected a significant increase in excess workers compensation premiums.
     Total revenues of $52.1 million for the first quarter of 2007 increased by 5% over the same period of 2006.
     The Company’s combined ratio was 97.8% for the three months ended March 31, 2007 as compared with 96.8% for the same period of 2006.
     Net investment income decreased by 1% to $11.9 million for the first quarter of 2007 compared with $12.0 million for the same period of 2006 due to lower trading portfolio income, which was mostly offset by higher yields on fixed maturities available for sale and short term investments.
     Net realized investment gains after taxes were $172,000 or $.02 per diluted share for the first quarter of 2007 as compared to $64,000, or $.01 per diluted share, for the first quarter of 2006.
     At March 31, 2007 the Company’s total cash, investments and net receivable for securities sold amounted to $681.9 million. The investment portfolio at March 31, 2007 consisted of cash, short-term investments and net receivable for securities sold of $183.5 million, or 26.9%; fixed maturities of $314.0 million, or 46.1%; and limited partnership hedge funds of $184.4 million, or 27.0%.
     A. George Kallop, President and Chief Executive Officer, in commenting on the overall results for the quarter, said, “We are very pleased with the strong underwriting results, the growth in net premiums written and the excellent overall returns on our investment portfolio. These factors enabled us to demonstrate the continued successful implementation of our underwriting and investment strategies.” NYMAGIC, INC. will hold a conference call on its first quarter 2007 financial results live on Tuesday, May 8, 2007 at 9:00 A.M. EDT. The call will last for up to one hour.
     Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732 entering ID# 7647714 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 7647714.
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2007 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These risks could cause actual results for the 2007 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
(Comparative Table Attached)

NYMAGIC, INC.
TABLE OF RESULTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Net premiums earned	$39,742	$37,190
Net investment income	11,866	11,951
Net realized investment gains	264	99
Commission and other income	229	302

Total revenues	52,101	49,542

Expenses:
Net losses & loss adjustment expenses	21,891	20,906
Policy acquisition expenses	8,752	7,941
General & administrative expenses	8,228	7,157
Interest expense	1,674	1,679

Total expenses	40,545	37,683

Income before income taxes	11,556	11,859

Total income tax expense	4,037	4,145

Net earnings	$7,519	$7,714

Earnings per share:
Basic	$.85	$.88

Diluted	$.82	$.85

Weighted average shares outstanding:
Basic	8,862	8,772
Diluted	9,222	9,059

	March 31,	December 31,
	2007	2006
Balance sheet data:
Shareholders’ equity	$278,549	$270,700
Book value per share (1)	$30.13	$29.14

(1)	Calculated on a fully diluted basis.

Supplementary information:
NYMAGIC Gross Premiums Written By Segment

	Three months ended March 31,

	2007	2006	Change

	(dollars in thousands)
Ocean marine	$25,493	$26,779	(5)%
Inland marine/fire	3,597	5,094	(29)%
Other liability	39,465	30,882	28%

Subtotal	68,555	62,755	9%
Runoff lines (Aircraft)	19	17	NM

Total	$68,574	$62,772	9%

NYMAGIC Net Premiums Written By Segment

	Three months ended March 31,

	2007	2006	Change

	(dollars in thousands)

Ocean marine	$18,187	$19,235	(5)%
Inland marine/fire	1,277	1,684	(24)%
Other liability	33,471	17,244	94%

Subtotal	52,935	38,163	39%
Runoff lines (Aircraft)	27	(20)	NM

Total	$52,962	$38,143	39%

NYMAGIC Net Premiums Earned By Segment

	Three months ended March 31,

	2007	2006	Change

	(dollars in thousands)

Ocean marine	$18,764	$20,062	(6)%
Inland marine/fire	1,329	1,991	(33)%
Other liability	19,622	15,157	29%

Subtotal	39,715	37,210	7%
Runoff lines (Aircraft)	27	(20)	NM

Total	$39,742	$37,190	7%

Investment income results:

	Three months ended
	March 31,

	2007	2006

	(in millions)
Fixed maturities, available for sale	$4.3	$3.1
Fixed maturities, trading securities	0.6	2.8
Short-term investments	1.8	1.5
Equity in earnings of limited partnerships	6.0	5.8

Total investment income	12.7	13.2
Investment expenses	(0.8)	(1.2)

Net investment income	$11.9	$12.0

CONTACT:
NYMAGIC, INC.
George R. Trumbull/A. George Kallop, 212-551-0610
          or
Richard Lewis Communications
Richard Lewis, 212-827-0020